Exhibit 21
WHIRLPOOL CORPORATION
List of Subsidiaries

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
1900 Holdings Corporation	Delaware
Aeradriatica S.p.A.	Italy
Airdrum Limited	UK
BUD Comércio de Eletrodomésticos Ltda.	Brazil
BWI Products Limited	England
Bauknecht AG	Switzerland
Bauknecht Hausgeräte GmbH	Germany
Bauknecht Limited	England
Beijing Embraco Snowflake Compressor Company Limited	China
Bill Page Orchestra, Inc.	California
Brasmotor S.A.	Brazil
CNB Consultoria Ltda	Brazil
Cannon Industries LTD	UK
Centro de Desarrollo Tecnologico e Innóvación WHM, S. de R.L de C.V.	Mexico
Comercial Acros Whirlpool, S.A. de C.V.	Mexico
Consumer Appliances Service Limited	Hong Kong
Ealing Compania de Gestiones y Participaciones S.A.	Uruguay
Elera Delaware, Inc.	Delaware
Elera Holdings Corporation	Delaware
Embraco Europe S.r.l.	Italy
Embraco Eurosales S.r.l.	Italy
Embraco Luxembourg S.à r.l.	Luxembourg
Embraco Mexico Servicios, S. de R.L. de C.V.	Mexico
Embraco Mexico S. de R.L. de C.V.	Mexico
Embraco North America, Inc.	Delaware
Embraco RUS LLC	Russia
Embraco Slovakia S.r.o.	Slovak Republic
Everest Campus, LLC.	Michigan
Fabrica Portugal S.a.	Portugal
General Domestic Appliances Hldgs Ltd	UK
General Domestic Appliances INT	UK
Guangdong Whirlpool Electrical Appliances Co., Ltd.	China
Haceb Whirlpool Industrias S.A.S.	Colombia
Hisense - Whirlpool (Zhejiang) Electric Appliances Co., Ltd.	China
Hoover Comercial Limitada	Brazil
Indesit Argentina S.A.	Argentina
Indesit Co. Domestic Appliances Hellas Mepe	Greece
Indesit Company B.E.S. Ve A.S.	Turkey
Indesit Company Belgium S.A.	Belgium
Indesit Company Beyaz Esya Pazarlama A.S.	Turkey
Indesit Company Bulgaria S.r.l.u.	Bulgaria
Indesit Company Ceská S.r.o.	Czech Republic
Indesit Company Deutschland Gmbh	Germany
Indesit Company France S.A.	France
Indesit Company International B.V.	Netherlands (The)

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Indesit Company International Business S.A.	Switzerland
Indesit Company Ireland Ltd	Ireland
Indesit Company Luxembourg S.A.	Luxembourg
Indesit Company Magyarorszàg Kft	Hungary
Indesit Company Nordics AB	Sweden
Indesit Company Ӧsterreich Ges. mbh	Austria
Indesit Company Polska Sp. zo.o.	Poland
Indesit Company Portugal Electrodomésticos S.A.	Portugal
Indesit Company S.p.A.	Italy
Indesit Company Singapore Pte. Ltd.	Singapore
Indesit Company UK Holdings Ltd.	UK
Indesit Company UK Ltd.	UK
Indesit Electrodomésticos S.A.	Spain
Indesit International ZAO	Russia
Indesit IP S.r.l.	Italy
Indesit Middle East FZE	United Arab Emirates
Indesit Rus Llc	Russia
Indesit Ukraine LLC	Ukraine
IRE Beteiligungs GmbH	Germany
Industrias Acros Whirlpool, S.A. de C.V.	Mexico
Jackson Appliances Ltd	UK
KitchenAid Australia, Pty Ltd	Australia
KitchenAid Delaware, Inc.	Delaware
KitchenAid Europa, Inc.	Delaware
KitchenAid Global, Inc.	Delaware
KitchenAid Promotions, LLC	Michigan
KitchenAid, Inc.	Ohio
LAWSA S.A.	Argentina
MLOG Armazém Geral Ltda.	Brazil
Maytag Comercial, S. de R.L. de C.V.	Mexico
Maytag Limited	Ontario
Maytag Properties, LLC	Michigan
Maytag Sales, Inc.	Delaware
Maytag Worldwide N.V.	Netherlands Antilles
Merloni Domestic Appliances Ltd	UK
Nineteen Hundred Corporation	New York
Prestadora de Servicios Administrativos Regiomontana, S. de R. L. de C.V.	Mexico
Qingdao EECON Electronic Controls and Appliances Co., Ltd.	China
South American Sales Partnership	Florida
THC Assets Corporation	Delaware
WCGP Nova Scotia Co.	Nova Scotia
WFC de Mexico, S. de R.L. de C.V.	Mexico
Whirlpool (Australia) Pty. Limited	Australia
Whirlpool (B.V.I.) Limited	Virgin Islands (British)
Whirlpool (China) Co., Ltd.	China
Whirlpool (China) Investment Co., Ltd.	China
Whirlpool (Hong Kong) Limited	Hong Kong
Whirlpool (Malaysia) Sdn Bhd	Malaysia
Whirlpool (Thailand) Limited	Thailand

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool (UK) Limited	England
Whirlpool America Holdings Corp.	Delaware
Whirlpool Argentina S.A.	Argentina
Whirlpool ASEAN Co.	Delaware
Whirlpool Asia B.V.	Netherlands (The)
Whirlpool Asia Holdings S.à r.l.	Luxembourg
Whirlpool Asia Inc.	Delaware
Whirlpool Austria GmbH	Austria
Whirlpool Asia Private Limited	India
Whirlpool Baltic UAB	Lithuania
Whirlpool Benelux N.V./S.A.	Belgium
Whirlpool Bulgaria Ltd.	Bulgaria
Whirlpool CIS Ltd.	Russia
Whirlpool CR, spol. s.r.o.	Czech Republic
Whirlpool Canada Co. (post 9/1/05 amalgamation company)	Nova Scotia
Whirlpool Canada Holding Co. (post 4/18/06 amalgamation company)	Nova Scotia
Whirlpool Canada LP	Ontario
Whirlpool Canada Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Chile Limitada	Chile
Whirlpool Colômbia S.A.S.	Colombia
Whirlpool Comercial Ltda.	Brazil
Whirlpool Croatia Ltd.	Croatia
Whirlpool CSA Holdings S.à r.l.	Luxembourg
Whirlpool do Brasil Investements B.V.	Netherlands
Whirlpool do Brasil Ltda.	Brazil
Whirlpool Ecuador S.A.	Ecuador
Whirlpool Eesti OU	Estonia
Whirlpool El Salvador, S.A. de C.V.	El Salvador
Whirlpool Eletrodomésticos AM S.A.	Brazil
Whirlpool Enterprises, LLC	Delaware
Whirlpool Europe B.V.	Netherlands (The)
Whirlpool Europe Coordination Center	Belgium
Whirlpool Europe Holdings Limited	Delaware
Whirlpool Europe S.r.l.	Italy
Whirlpool Finance B.V.	Netherlands (The)
Whirlpool Finance Overseas Ltd.	Bermuda
Whirlpool Financial Corporation	Delaware
Whirlpool Financial Corporation International	Delaware
Whirlpool Floor Care Corp.	Delaware
Whirlpool France SAS	France
Whirlpool Germany GmbH	Germany
Whirlpool Greater China Inc.	Delaware
Whirlpool Guatemala, S.A.	Guatemala
Whirlpool Hellas SA	Greece
Whirlpool Holdings Corporation	Delaware
Whirlpool Home Appliance (Shanghai) Co., Ltd.	China
Whirlpool Home Appliances Limited Liability Company	Turkey
Whirlpool Hungarian Trading Limited Liability Company	Hungary
Whirlpool India Holdings Limited	Delaware

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool of India Limited	India
Whirlpool Insurance Company, Ltd.	Bermuda
Whirlpool Internacional S. de R.L. de C.V.	Mexico
Whirlpool International GmbH	Switzerland
Whirlpool International Holdings S.à r.l.	Luxembourg
Whirlpool International Manufacturing S.à r.l.	Luxembourg
Whirlpool Ireland Limited	Ireland
Whirlpool Italia Holdings S.r.l.	Italy
Whirlpool Italia International S.r.l.	Italy
Whirlpool Japan Inc.	Delaware
Whirlpool Latin America Corporation	Delaware
Whirlpool Latvia S.I.A.	Latvia
Whirlpool Ltd Belgrade	Serbia
Whirlpool Luxembourg Holdings Merger S.à r.l.	Luxembourg
Whirlpool Luxembourg Holdings S.à r.l.	Luxembourg
Whirlpool Luxembourg Investments S.à r.l.	Luxembourg
Whirlpool Luxembourg S.à r.l.	Luxembourg
Whirlpool Luxembourg Ventures S.à r.l.	Luxembourg
Whirlpool Management Services Sagl	Switzerland
Whirlpool Maroc S. àr.l.	Morocco
Whirlpool Mauritius Limited	Mauritius
Whirlpool MEEA DMCC	United Arab Emirates
Whirlpool Mexico, S.A. de C.V.	Mexico
Whirlpool Mexico Holdings LLC	Delaware
Whirlpool Mexico Ventures LLC	Delaware
Whirlpool Microwave Products Development Limited	Hong Kong
Whirlpool NAAG Holdings Corporation	Delaware
Whirlpool NAR Holdings, LLC	Delaware
Whirlpool Nederland B.V.	Netherlands (The)
Whirlpool Nordic A/S	Denmark
Whirlpool Nordic AB	Sweden
Whirlpool Nordic OY	Finland
Whirlpool Nordic AS	Norway
Whirlpool Oceania Inc.	Delaware
Whirlpool Overseas Holdings, LLC	Delaware
Whirlpool Overseas Hong Kong Limited	Hong Kong
Whirlpool Overseas Manufacturing S.ár.l.	Luxembourg
Whirlpool Peru S.R.L.	Peru
Whirlpool Polska Sp. z o.o.	Poland
Whirlpool Portugal Electrodomesticos, Lda.	Portugal
Whirlpool Product Development (Shenzhen) Company Limited	China
Whirlpool Properties, Inc.	Michigan
Whirlpool Puntana S.A.	Argentina
Whirlpool R&D s.r.l.	Italy
Whirlpool Realty Corporation	Delaware
Whirlpool Romania s.r.l.	Romania
Whirlpool S.A.	Brazil
Whirlpool SSC Limited	Ireland
Whirlpool Slovakia spol. s.r.o.	Slovak Republic

Subsidiary and Name Under Which It Does Business	Jurisdiction in Which Organized
Whirlpool South Africa (Proprietary) Limited	South Africa
Whirlpool Southeast Asia Pte	Singapore
Whirlpool Sweden Aktiebolag	Sweden
Whirlpool Taiwan Co., Ltd.	Taiwan
Whirlpool Technologies, LLC	Michigan
Whirlpool UK Pension Scheme Trustee Limited	England
Whirlpool Ukraine LLC	Ukraine
Wuxi Indesit Domestic Appliance Technology Co. Ltd.	China
Xpelair Ltd	UK